Plan of Reorganization, Merger and Acquisition
                                    BY WHICH
                              WWV Development, Inc.
                            (A DELAWARE CORPORATION)
                       SHALL ACQUIRE AND MERGE INTO ITSELF
                  Lumenon Innovative Lightwave Technology, Inc.
                         (A CANADIAN FEDERAL CORPRATION)
                     AND SHALL ACQUIRE DEQUET CAPITAL, INC.
                             (a Nevada corporation)
                          AS WHOLLY-OWNED SUBSIDIARIES

         This Plan of Reorganization, Merger and Acquisition was made and dated this day of July 7, 1998, by and between the above referenced corporations, and shall become effective on "the Effective Date" as defined herein.


                                   I. RECITALS

A.       The Parties to this Plan

         1.       WWV   DEVELOPMENT,   INC.   ("WWV"),   is  a  public  Delaware
                  Corporation.

         2. LUMENON INNOVATIVE LIGHTWAVE TECHNOLOBY, INC. ("Lumenon"), is a private Canadian Federal corpration, as opposed to a Canadian Provincial Corporation.

         3. DEQUET CAPITAL, INC., A NEVADA CORPORATION("Dequet"), is a private Nevada corporation, and a majority owned subsidiary of Lumenon.

B.       The Capital of the Parties:

         1. THE CAPITAL OF WWV consists of 20,000,000 shares of common voting stock of $.001 par value authorized, of which 255,000 shares are issued and outstanding, and 1,000 shares of preferred stock of $0.001 par value, of which no shares are issued or outstanding.
         2. THE CAPITAL OF LUMENON consists of 100,000,000 shares of common voting stock of no par value, of which 12,200,000 whares are issued and outstanding.
         3. THE CAPITAL OF DEQUET consists of 50,000,000 shares of common voting stock of $.001 par value authorized, of which 14,000,000 shares are issued and outstanding: 10,000,000 shares are owned by Lumenon ("The Dequet Control Block"), and 4,000,000 shares are owned by investors ("The Dequet Investors").

C. The Background for the Acquisition: WWV desires to acquire Lumenon by merger and the shareholders of Lumenon wich to be acquired by the public company and to be merged into it, with the result that the post-merger company shall acquire the name of Lumenon. Dequet, being a majority-owned subsidiary of Lumenon, the parties intend that Dequet shall become and thereafter be a wholly-owned subsidiary of the resulting post-merger company.

D. The Board of Directors of all three Corporations respectively have determined that it is advisable and in the best interests of each of them and both of them to proceed with the acquisition by the Delaware Corporation, in a tax-free corporate reorganization with reference to IRS ss.ss. 354 and 368 and related provisions.

                       II. PLAN OF ACQUISITION AND MERGER

A. Reorganization and Acquisition: WWV Development, Inc. and the Lumenon Innovative Lightwave Technology, Inc. are hereby reorganized, such that

         (1)      Lumenon shall be merged into WWV;

         (2) The resulting post-merger Delaware Company shall be re-named Lumenon Innovative Lightwave Technology, Inc.

         (3) The Shareholders of Lumenon and the Shareholders of Dequet shall both become shareholders of the resulting post-merger company; and

         (4) Dequet Capital, Inc. shall become and be a wholly-owned subsidiary of that resulting post-merger company.

B. Effective Date: This PLAN OF REORGANIZATION AND ACQUISITION shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, subject to the laws and filing requirement of their respective corporate jurisdictions, and the time of such effectiveness shall be called the effective date hereof.

C. Conversion of Outstanding Stock: Forthwith upon the effective date hereof, WWV Development, Inc. shall issue 16,200,000 shares of its common stock, to or for the shareholders of Lumenon Innovative Lightwave Technology, Inc. and the shareholders of Dequet Capital, Inc., share for share, such that the former shareholders of Lumenon and of Dequet shall become and be shareholders of the resulting post-merger company, in the following manner:

         (1) The 12,200,000 existing shares of Lumenon shall be converted to 12,200,000 new investment shares of WWV, pursuant to ss.4(2) of the Securities Act of 1933;

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

         (2) The existing 10,000,000 shares of "Dequet Control Block" owned by Lumenon shall be cancelled;

         (3) the remaining 4,000,000 of Dequet shares owned by "the Dequet Investors" shall be converted to 4,000,000 shares of WWV, pursuant to regulation D, rule 504.

D. Surviving Corporation: The Delaware, Canadian and Nevada corporations shall survive the Reorganization herein contemplated and shall continue to be governed by the laws of its respective State of Place of Incorporation. The Canadian Federal corporation, being merged into the Delaware Corporation shall not survive the Reorganization.

E.       Rights of Dissenting Shareholders:

         WWV Development, Inc. is the entity responsible for the rights of dissenting shareholders.

         a. Service of Process: WWV Development, Inc.: may be served with process in Canadian Federal in any proceeding for the enforcement of the rights of a dissenting share holder, if any, pursuant to any extent required by the laws thereof. The President of corporation hereby irrevocably appoints the Canadian Federal Officer designated by law, if any, as agent to accept service of process for the Canadian corporation with respect to any such proceeding to the extent required by the laws thereof.

         b. Agent for Mailing Process: corporation hereby further attempts to comply with the laws of Canada as may be applicable, by designating a person to whom process served upon the Secretary of that state may be forwarded and mailed: William Stocker, Special counsel, 34700 Pacific Coast Highway, Suite 303, Capistrano Beach CA 92624.

F. Surviving Articles of Incorporation: the Articles of Incorporation of each the Delaware and Nevada corporations shall remain in full force and effect, unchanged.

G. Surviving By-Laws: the By-Laws of each surviving Corporation shall remain in full force and effect, unchanged.

H.       Further Assurance,  Good Faith and Fair Dealing:  the directors of each
Company shall and will execute and deliver any and all necessary documents, acknowledgements and assurances and to do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others' shareholders.

         THIS PLAN OF REORGANIZATION AND MERGER is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

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



WWV Development, Inc.                                         Lumenon Innovative
(a Delaware corporation)                              Lightwave Technology, Inc.
                                                (a Canadial Federal corporation)
by
                                                                              by
/S/ Louie Mikulic
_____________________________                                 /S/ S. Iraj Najafi
Louie Mikulic                                     ______________________________
President                                                         S. Iraj Najafi
                                                                       President

/S/ Pamela Alexander                                         /S/ Mark P. Andrews
------------------------------                    ------------------------------
Pam Alexander                                                    Mark P. Andrews
Secretary                                                              Secretary
                              Dequet Capital, Inc.
                             (a Nevada corporation)

/S/ Louie Mikulic                                           /S/ Pamela Alexander
------------------------------                  --------------------------------
Louie Mikulic                                                      Pam Alexander
President                                                              Secretary


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